                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                     EXHIBIT 11

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
                                                             YEAR ENDED MAY 31,
                                                  ----------------------------------------
                                                      1997          1996           1995
                                                  -----------   -----------    -----------
PRIMARY EARNINGS (LOSS) PER COMMON SHARE:
Net Earnings (Loss)
   Earnings (loss) from continuing operations     $   759,000   $(8,744,000)   $(1,105,000)
   Earnings (loss) from discontinued operations         1,000      (534,000)    (4,869,000)
                                                  -----------   -----------    -----------
     Net Earnings (Loss)                          $   760,000   $(9,278,000)   $(5,974,000)
                                                  ===========   ===========    ===========

Weighted Average Shares Outstanding:
  Outstanding shares at beginning of period         5,160,000     5,160,000      5,160,000
  Assumed exercise of employee stock options,
    net of shares repurchased with proceeds              --           1,000           --
  Issuance of shares in exchange for services           2,000          --             --
                                                  -----------   -----------    -----------
                                                    5,162,000     5,161,000      5,160,000
                                                  ===========   ===========    ===========

Net Earnings (Loss) Per Common Share:
   Earnings (loss) from continuing operations     $      0.15   $     (1.70)   $     (0.22)
   Earnings (loss) from discontinued operations          0.00         (0.10)         (0.94)
                                                  -----------   -----------    -----------
     Net Earnings (Loss)                          $      0.15   $     (1.80)   $     (1.16)
                                                  ===========   ===========    ===========


FULLY DILUTED EARNINGS (LOSS) PER COMMON SHARE:
Net Earnings (Loss)
   Earnings (loss) from continuing operations     $   759,000   $(8,744,000)   $(1,105,000)
   Earnings (loss) from discontinued operations         1,000      (534,000)    (4,869,000)
                                                  -----------   -----------    -----------
     Net Earnings (Loss)                          $   760,000   $(9,278,000)   $(5,974,000)
                                                  ===========   ===========    ===========

Weighted Average Shares Outstanding:
  Outstanding shares at beginning of period         5,160,000     5,160,000      5,160,000
  Assumed exercise of employee stock options             --          71,000           --
    net of shares repurchased with proceeds
  Issuance of shares in exchange for services           2,000          --             --
                                                  -----------   -----------    -----------
                                                    5,162,000     5,231,000      5,160,000
                                                  ===========   ===========    ===========

Net Earnings (Loss) Per Common Share:
   Earnings (loss) from continuing operations     $      0.15   $     (1.67)   $     (0.22)
   Loss from discontinued operations                     0.00         (0.10)         (0.94)
                                                  -----------   -----------    -----------
     Net Earnings (Loss)                          $      0.15         (1.77)   $     (1.16)
                                                  ===========   ===========    ===========
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